UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2020

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market
Series 1 Warrants	CETXW	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2020, Cemtrex Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) relating to the public offering of an aggregate of 2,402,923 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, all of which were sold by the Company (the “Offering”) to institutional investors. The Offering price of the Shares was $2.24 per share. After paying Offering fees and expenses, the Company received net proceeds of approximately $5 million from the Offering. The Offering closed on June 12, 2020. A.G.P./Alliance Global Partners acted as the exclusive placement agent for the Offering.

The Company intends to use the proceeds for general corporate purposes, including accelerating its technology development, sales, and marketing activities in key growth segments including Internet of Things (IoT), Augmented and Virtual Reality (AR & VR), and Artificial Intelligence and Computer Vision (AI & CV) in security applications. Additionally, the proceeds will strategically position the Company for attractive acquisition opportunities that may be available due to the current economic environment.

Pursuant to the Securities Purchase Agreements, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, its shares of common stock during a period ending on until September 2, 2020.

The Securities Purchase Agreements contain customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2017 (File No. 333-218501), as amended by the Company on June 12, 2017 and declared effective by the SEC on June 14, 2017. A prospectus supplement relating to the Offering has been filed with the SEC. The form of Securities Purchase Agreement is attached as Exhibit 10.1 hereto, and the description of the terms of the Securities Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of The Doney Law Firm relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Neither the disclosures on this Form 8-K nor the attached press release shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of The Doney Law Firm
10.1	Form of Securities Purchase Agreement
23.1	Consent of The Doney Law Firm (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

Date: June 12, 2020